EXHIBIT 29

             [LETTERHEAD OF DLJ REAL ESTATE CAPITAL PARTNERS, INC.]

                                             June 14, 2000

Columbia Sussex Corporation
Attention:  Mr. William J. Yung, President
207 Grandview Drive
Ft. Mitchell, KY 41017-2799

Gentlemen:

         DLJ Real Estate Capital Partners, Inc. ("RECP") is pleased to provide you with this letter and the Memorandum of Understanding attached hereto as Appendix A with respect to our mutual interest in pursuing the acquisition and privatization of Lodgian, Inc. (NYSE: LOD) (the "Transaction").

         This letter, together with the Memorandum of Understanding, is intended to confirm certain understandings between RECP and Columbia Sussex Corporation (together with its shareholders, directors and affiliates "Columbia Sussex"; RECP and Columbia Sussex herein referred to individually as a "Party" and collectively as the "Parties"), with respect to the Transaction.

         Subject to the requirements of applicable law, the terms and conditions of this letter, the Memorandum of Understanding and the Transaction, including the identities of all Parties, will be held by the Parties in strict confidence and will not be disclosed to anyone, other than legal counsel, agents and representatives who need to know such information in connection with the Transaction, otherwise as advisable after approval by RECP, or as required by law. Subject to the requirements of applicable law, neither Columbia Sussex nor RECP, their respective agents or representatives, shall make any news releases or other public disclosure with respect to the Transaction without the prior consent of the other Party.

         This letter is intended solely for the benefit of the Parties hereto and is not intended to confer, and shall not be deemed to confer, any benefits upon, or create any rights for or in favor of, any person other than the Parties. This letter shall be governed by the laws of the State of New York and may not be amended, and no provision hereof may be waived or modified, except by an instrument in writing signed by the party to be bound.

         Recognizing that RECP's review of the Transaction and the negotiation and drafting of documents have to date required and will continue to require RECP to expend significant time, effort and money, and to induce RECP to continue such review, negotiation and drafting, the Parties agree that from the date of their acceptance of this letter agreement until the earlier of December 31, 2001 or such time as either Party stops pursuing the Transaction (such period, the "Exclusivity Period") the Parties will negotiate in good faith with each other to consummate the Transaction, and will not, and will cause each Party's respective offices and directors and any advisors which have been retained for the purpose of evaluating the proposed Transaction to not, encourage any offers from, solicit, encourage, initiate, respond to (other than by a bare statement without further detail or explanation that they are not permitted to respond) or continue any discussions with, engage in or continue to engage in negotiations with, or provide any information to, or enter into any agreements or understandings with, any corporation, partnership, person, entity or group, other than the other Party and its respective officers, directors, employees and agents, concerning or relating to equity financing for the Transaction without the prior written consent of the other Party. Should a Party become aware
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Columbia Sussex Corporation                            June 14, 2000
Page 2

of any inquiry or request by another person or entity with respect to the Transaction, such Party shall promptly notify the other Party of such inquiry, indicate the identity of the offeror and the terms and conditions of any proposals or the nature of any inquiries or contacts, and thereafter keep all Parties informed, on a current basis, of the status and terms of any such proposals or offers.

         Upon the consummation of the Transaction, as and when requested by RECP, Columbia Sussex will promptly reimburse RECP for all of their actual legal and other out-of-pocket expenses in connection with the Transaction. Prior to the consummation of the Transaction, or in the event the Transaction is not consummated, as and when requested by RECP, Columbia Sussex will promptly reimburse RECP for all of their respective out-of-pocket expenses incurred in connection with the Transaction (including those incurred prior to the execution of this letter agreement), including up to $500,000 in fees and expenses of advisors, accountants, attorneys, consultants, and other parties whom RECP has engaged to assist them in connection with the Transaction.

         This letter sets forth the intent of the parties with respect to the transaction but, except for the third, fourth, fifth, and sixth paragraphs hereof, shall not create any legal or binding obligation. No such obligation (except for such paragraphs, which shall be immediately binding) shall arise unless and until mutually satisfactory definitive documentation (a "Definitive Agreement") has been executed and delivered by the Parties hereto. The obligations of RECP and Columbia Sussex under this letter agreement shall automatically terminate and be superseded by the provisions of a Definitive Agreement, if any.

         If the foregoing accurately summarizes your understanding with respect to the proposed Transaction, please date and execute the duplicate original of this letter that is enclosed and return the same to the undersigned.

                                        Sincerely,

                                        DLJ REAL ESTATE CAPITAL PARTNERS, INC.

                                        By:    /s/ Philip C. Tager
                                               -------------------------------
                                        Print: Philip C. Tager
                                               -------------------------------
                                        Title: Senior Vice President
                                               -------------------------------


Accepted and agreed
this 15TH day of June, 2000:

COLUMBIA SUSSEX CORPORATION

By:    /s/ Joseph E. Marquet
       ------------------------
Print: Joseph E. Marquet
       ------------------------
Title: Vice President - Finance
       ------------------------


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Columbia Sussex Corporation                            June 14, 2000
Page 3

                                   APPENDIX A


                           MEMORANDUM OF UNDERSTANDING

           DLJ REAL ESTATE CAPITAL PARTNERS, INC., EDGECLIFF, INC. AND

                           COLUMBIA SUSSEX CORPORATION


Issuer ............................     Edgecliff, Inc., a Delaware corporation
                                        (the "Issuer") wholly owned by Edgecliff
                                        Holdings, LLC ("Holdings"), the sole
                                        member of which is Edge Cliff
                                        Management, LLC (the sole members of
                                        which are William Yung and his family
                                        trusts).

Issuer Equity Contribution ........     At a minimum, $50,000,000.00 (but in no
                                        event less than thirty percent (30%) of
                                        the total amount of equity to be
                                        contributed to the Issuer by Holdings
                                        and DLJ Real Estate Capital Partners,
                                        Inc. ("RECP") required to effect the
                                        Transaction (as hereinafter defined))
                                        shall be contributed to the Issuer by
                                        Columbia Sussex Corporation and Holdings
                                        (such amount to be reduced by the cost
                                        of 4,191,800 shares of Lodgian, Inc.
                                        acquired by Columbia Sussex Corporation,
                                        Holdings and their affiliates as of the
                                        date hereof, currently estimated to be
                                        $18,000,000); such equity contribution
                                        shall be maintained by the Issuer until
                                        such time as all of the Preferred Stock
                                        has been redeemed by the Issuer.

Preferred Stock ...................     Cumulative Redeemable Preferred Stock of
                                        the Issuer.

Stated Amount .....................     The lesser of (i) $150,000,000.00 and
                                        (ii) seventy percent (70%) of the total
                                        amount of equity to be contributed to
                                        the Issuer by Holdings and RECP required to effect the Transaction, provided that RECP shall have the right, but not the obligation, to contribute at least
                                        $100,000,000.00. The amount of debt of
                                        the Issuer shall be reduced in order to
                                        accommodate the minimum amount to be
                                        contributed hereunder and under the
                                        heading "Issuer Equity Contribution"
                                        above.

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Columbia Sussex Corporation                            June 14, 2000
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Issue Date ........................     The date the Preferred Stock is issued
                                        to the holder.

Use of Proceeds ...................     Solely for the acquisition and
                                        privatization of Lodgian, Inc. (the
                                        "Transaction").

Dividend Guaranty .................     Columbia Sussex Corporation
                                        ("Guarantor") shall guarantee the
                                        Issuer's payment of Quarterly Cash
                                        Dividends for the four quarters in the
                                        second year after the Issue Date.

Hotel Assets ......................     All of the hotels and other assets owned
                                        by the Issuer, whether acquired before
                                        or after the Issue Date.

Senior Debt .......................     Any existing debt as of the Issue Date
                                        and any other debt incurred by the
                                        Issuer after the Issue Date.

Term ..............................     8 years.

Stated Value ......................     $25 per share plus the dollar amount
                                        which will produce an annual IRR of 30%
                                        calculated on a quarterly basis on the
                                        Stated Amount of the Preferred Stock
                                        being redeemed by the Issuer; taking
                                        into consideration (i) any Quarterly
                                        Cash Dividends paid to date attributable to the value of such shares being redeemed and (ii) any payment of a portion of the Management Fee (as hereinafter defined) to the holder.

Liquidation Preference; Ranking ...     $25 per share plus the dollar amount
                                        which will produce an annual IRR of 30%
                                        calculated on a quarterly basis on the
                                        Stated Amount of the Preferred Stock
                                        then outstanding, taking into
                                        consideration (i) any Quarterly Cash
                                        Dividends paid to date attributable to
                                        the value of the outstanding Preferred
                                        Stock and (ii) any payment of a portion
                                        of the Management Fee to the holder. The
                                        Preferred Stock will rank senior, with
                                        respect to distributions upon
                                        liquidation, to (x) the Issuer's common
                                        stock and (y) any other classes of the
                                        Issuer's capital stock (common or
                                        preferred, whether now existing or
                                        created in the future).

Quarterly Cash Dividend ...........     15% per annum is to be paid on the
                                        Stated Amount (as it may be increased
                                        pursuant to this paragraph) less any
                                        portion of the Management Fee actually
                                        received by the
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Columbia Sussex Corporation                            June 14, 2000
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                                        holder; payable in cash quarterly in
                                        arrears; cumulative; the Quarterly Cash
                                        Dividend for the first quarter of the
                                        first year shall be paid in kind.

Work-In-Progress Reserve Fund .....     There shall be set aside at closing an
                                        amount necessary to complete the
                                        work-in-progress construction of new
                                        Hotel Assets; such amount to be approved by the holder after completion of its due diligence.

Excess Cash Flow from Operations ..     Any net cash flow from operations in
                                        excess of debt service on the Senior
                                        Debt and FF&E reserves and any other
                                        required reserves under the Senior Debt
                                        documents or franchise agreements
                                        ("Excess Cash Flow") generated by the
                                        Issuer shall be used as follows: first
                                        to fund Interest Reserve (to be defined) requirements of the Senior Debt; second to pay Quarterly Cash Dividends of Preferred Stock; and third at the Issuer's option, to either repay Senior
                                        Debt or to redeem Preferred Stock,
                                        subject to the Optional Cash Redemption
                                        provision below. Upon or after the fifth anniversary of the Issue Date, any Excess Cash Flow generated by the Issuer shall be used to fund the Mandatory
                                        Redemption.

Proceeds from Capital Events ......     All proceeds of a disposition or
                                        refinancing of any of the assets
                                        comprising the Hotel Assets shall be
                                        applied as and in the order set forth
                                        below:

                                        (i)  FIRST, to pay third-party
                                             out-of-pocket costs and expenses
                                             incurred and paid in connection
                                             with such disposition or
                                             refinancing;

                                        (ii) SECOND, to fund payments required
                                             to discharge Senior Debt, in
                                             accordance with its terms,
                                             encumbering any property
                                             transferred;

                                        (iii)THIRD, to fund any payments
                                             required by any other Senior Debt,
                                             if any, after taking into
                                             consideration the $10,000,000
                                             general basket allowed to the
                                             Issuer by the High Yield financing
                                             provided by Lehman Brothers, which
                                             basket shall be utilized to the
                                             fullest extent to provide for the
                                             payment to the holder of the
                                             amounts due hereunder; and

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Columbia Sussex Corporation                            June 14, 2000
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                                        (iv) FOURTH, any additional proceeds
                                             shall be applied in the same manner
                                             as Excess Cash Flow.

Veto Rights .......................     At all times while the holder owns any
                                        amount of Preferred Stock, the holder
                                        will be entitled to (i) prevent
                                        dividends, redemptions and other
                                        distributions with respect to the
                                        Issuer's capital stock (other than with
                                        respect to the Preferred Stock); (ii)
                                        prevent the Issuer from incurring any
                                        additional debt or from refinancing the
                                        Senior Debt unless any such replacement
                                        debt (A) shall contain covenants which
                                        are not more restrictive than those in
                                        the existing Senior Debt (provided
                                        further, that in connection with
                                        refinancing any Senior Debt upon its
                                        stated final maturity, any such
                                        replacement debt need only be on terms
                                        consistent with those generally
                                        available in the market place at the
                                        time of such refinancing so long as such
                                        replacement debt complies with clause
                                        (B) below and that the Issuer complies
                                        with clause (C) below at the time of
                                        such refinancing), (B) does not prohibit
                                        the Issuer from paying the holder the
                                        amounts payable hereunder as and when
                                        they are due and (C) the Issuer
                                        maintains, on a pro forma basis after
                                        incurring any such debt, a Cumulative
                                        Coverage Ratio (as hereinafter defined)
                                        equal to 1.1 during the first year after
                                        the Issue Date and the Cumulative
                                        Coverage Ratio increases by 0.1 per year
                                        thereafter; (iii) prevent the Issuer
                                        from liquidating or dissolving; (iv)
                                        prohibit mergers, consolidations,
                                        changes of control or similar
                                        transactions including the reduction in
                                        William Yung's investment in the Issuer;
                                        (v) prohibit sale or other disposition
                                        of the Hotel Assets except for a
                                        pre-determined list of hotels to be
                                        determined during the due diligence
                                        process; (vi) prohibit sale-leasebacks;
                                        (vii) place restrictions on major
                                        alterations or modifications (based on
                                        certain dollar thresholds) of any
                                        property except for a pre-determined
                                        list of hotels to be determined during
                                        the due diligence process; (viii) place
                                        restrictions on the issuance of
                                        additional equity (other than equity
                                        ranking junior to Preferred Stock); (ix)
                                        place restrictions on
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Columbia Sussex Corporation                            June 14, 2000
Page 7

                                        transactions with affiliates of the
                                        Issuer other than with respect to the
                                        Management Agreement (as hereinafter
                                        defined); and (x) place restrictions on
                                        any change in the officers of the
                                        Issuer.

                                        "Cumulative Coverage Ratio" shall mean
                                        the ratio, for the latest four
                                        consecutive quarters, of EBITDA to an
                                        amount which is equal to the sum of (i)
                                        debt service on Senior Debt and (ii)
                                        Quarterly Cash Dividends.

Additional Covenants ..............     Those typical for this type of
                                        transaction and any additional ones
                                        appropriate in the context of the
                                        Transaction, including, without
                                        limitation, those set forth below:

                                        (i)  prohibition on amendment of
                                             organizational documents;

                                        (ii) restrictions on modification of
                                             hotel management/franchise
                                             agreements;

                                        (iii)restrictions on amending or
                                             refinancing the Senior Debt;

                                        (iv) restrictions on making loans or
                                             other investments;

                                        (v)  restrictions on the settlement of
                                             any claim, subject to the customary
                                             basket exclusions;

                                        (vi) except as otherwise authorized by
                                             the Senior Debt documents,
                                             restrictions on the restoration of
                                             properties after any casualty or
                                             condemnation;

                                        (vii)requirement to maintain insurance
                                             coverage;

                                        (viii) ERISA covenants;

                                        (ix) restrictions on capital
                                             expenditure; and

                                        (x)  requirement to maintain a minimum
                                             amount of working capital, or in
                                             lieu thereof, an approved line of
                                             credit.

Mandatory Redemption ..............     All of the holders remaining Preferred
                                        Stock is mandatorily redeemable by the
                                        Issuer at the Liquidation Preference
                                        upon the fifth anniversary of the Issue
                                        Date.

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Columbia Sussex Corporation                            June 14, 2000
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Sale of Hotel Assets ..............     If:

                                        (a)  The Issuer fails to pay the holder
                                             the required amount of the
                                             Mandatory Redemption in cash as and
                                             when required, or

                                        (b)  At any time after the first
                                             anniversary of the Issue Date, the
                                             Issuer fails to pay a Quarterly
                                             Cash Dividend as and when required,
                                             subject to any applicable cure
                                             period (including cure by the
                                             Guarantor), or

                                        (c)  At any time after the first
                                             anniversary of the Issue Date, the
                                             Issuer defaults under any of the
                                             Veto Rights or Additional Covenants
                                             and such default is continuing
                                             after any applicable cure period,
                                             or

                                        (d)  At any time after the first
                                             anniversary of the Issue Date, the
                                             Guarantor fails to pay the holder
                                             any amount due and payable under
                                             the Dividend Guaranty within 30
                                             days after the holder demands
                                             payment, or

                                        (e)  The Issuer fails to comply with the
                                             restrictions placed upon the use of
                                             Excess Cash Flow, or

                                        (f)  The Issuer fails to purchase any
                                             Preferred Stock put to it in
                                             accordance with the provisions
                                             described under "Certain Events",
                                             or

                                        (g)  a default under the Senior Debt at
                                             any time after the Issue Date,
                                             subject to any applicable notice
                                             and cure period under the Senior
                                             Debt documents. (Such events
                                             described in clauses (a) - (g)
                                             collectively referred to as the
                                             "Redemption Defaults"),

                                        then the holder will immediately have
                                        the right (but not the obligation) to
                                        direct the sale of the Hotel Assets by
                                        merger, consolidation or single or
                                        multiple asset sale (collectively,
                                        hereinafter referred to as "Hotel Asset
                                        Sales"). After application of the net
                                        proceeds from such Hotel Asset Sales to
                                        the payment of any outstanding Quarterly
                                        Cash Dividends and the Liquidation
                                        Preference, the Issuer's

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Columbia Sussex Corporation                            June 14, 2000
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                                        redemption obligation will continue to
                                        be in default to the extent of any
                                        cumulative remaining deficiency. To the
                                        extent any net proceeds from Hotel Asset
                                        Sales exceed any outstanding Quarterly
                                        Cash Dividend and the Liquidation
                                        Preference, the Issuer shall be entitled to the residual of such proceeds.

                                        Hotel Asset Sales will be effected in a
                                        manner that does not conflict with the
                                        limitations set forth in any instrument
                                        evidencing the Senior Debt ("Senior Debt
                                        Instruments").

Optional Cash Redemption ..........     The Issuer has the option to redeem the
                                        Preferred Stock for cash, at the Stated
                                        Value (plus accrued and unpaid
                                        dividends) in accordance with the
                                        following schedule:

                                        a. Years 1 and 2    No Optional Cash
                                                            Redemption

                                        b. From the second  Redemption of
                                           anniversary of   one-third of the
                                           the Issue Date - Preferred Stock
                                           end of Year 3

                                        c. From the third   Redemption of an
                                           anniversary of   additional 42% of
                                           the Issue Date - the end Preferred
                                           end of year 4    Stock

                                        d. From the fourth  Redemption of the
                                           anniversary of   remaining Preferred
                                           the Issue Date - Stock outstanding
                                           end of year 5

                                        e. Anytime: IPO     Redemption of all
                                                            Preferred Stock
                                                            outstanding

Certain Events ....................     Upon (i) any voluntary or involuntary,
                                        direct or indirect change of control of
                                        Issuer or Guarantor (by sale of capital
                                        stock, merger, consolidation or
                                        otherwise) or (ii) any amendment or
                                        modification to the Senior Debt
                                        Instruments after the Issue Date that
                                        reduces or limits the amount of cash or
                                        other consideration that the Issuer is
                                        able to pay in order to fund a dividend
                                        or redemption payment provided for under
                                        the terms of the Preferred Stock or
                                        otherwise would preclude the performance
                                        by the Issuer of its obligations under
                                        the terms of the Preferred
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Columbia Sussex Corporation                            June 14, 2000
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                                        Stock, the holder will have the option
                                        to put all of the Preferred Stock to the Issuer for cash at the Liquidation
                                        Preference.

                                        Notwithstanding the foregoing, the
                                        transfer of William Yung's interest in
                                        the Issuer upon his death shall not be
                                        deemed a change of control for the
                                        purposes of clause (i) above; however,
                                        upon William Yung's death, the holder
                                        shall have the right to approve the new
                                        chief executive officer of both the
                                        Issuer and the Management Company (as
                                        hereinafter defined), such approval
                                        shall not be unreasonably withheld by
                                        the holder.

Public Offerings of Stock; IPO
Redemption; Redemption Premium ....     The holder will have customary
                                        "piggy-back" rights in public offerings
                                        of any class of stock. In the event of
                                        the initial public offering of the
                                        common stock of the Issuer, the holder
                                        shall be entitled to a redemption
                                        premium equal to the greater of (i) the
                                        initial Stated Amount and (ii) the
                                        dollar amount which would produce an
                                        annual IRR of 30% calculated on a
                                        quarterly basis on the initial Stated
                                        Amount as calculated at the time such
                                        initial public offering occurs.

Management ........................     The Hotel Assets shall be managed by an
                                        affiliate of Columbia Sussex Corporation reasonably approved by the holder (the
                                        "Management Company") pursuant to a
                                        management agreement acceptable to the
                                        holder (the "Management Agreement"). The
                                        Management Agreement shall provide that
                                        upon a Redemption Default, the holder
                                        shall have the right to terminate the
                                        Management Agreement. The Management
                                        Company shall receive a 4% management
                                        fee from the Issuer (the "Management
                                        Fee"). The holder shall own twenty-five
                                        percent of the Management Company and
                                        the governance structure of the Board of Directors of the Management Company shall mirror that of the Issuer. A dividend equal to twenty-five percent of the Management Fee shall be paid to the holder. Upon redemption in full of the Preferred Stock, the Issuer shall have the right to purchase the holder's interest in the Management Company for $1.00.

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Columbia Sussex Corporation                            June 14, 2000
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Officers of Management Company ....     The officers of the Management Company
                                        shall include a chief financial officer, an accounting officer and chief operating officer approved by the holder from time to time.

Voting Rights .....................     After the Issue Date and until such time
                                        as all Preferred Stock has been redeemed by the Issuer, the holder will have the sole right to elect three directors to the Board of Directors of the Issuer, which directors shall comprise 50% of such Board of Directors. During the pendency of any Redemption Default, the holder will have the right to take control of the Board of Directors of Issuer by expanding the Board of Directors to add an additional director and the holder shall have the right to appoint such additional director. After the appointment of such additional director, the majority of the Board of Directors shall have the right to replace the officers of the Issuer and such new officers shall have the right, among other things, to (i) declare and pay the defaulted and all future
                                        Quarterly Cash Dividends and to provide
                                        for any unpaid and any future Mandatory
                                        Redemption payments (in each case out of funds legally available therefor); (ii) to direct the sale of Hotel Assets in order to fund any defaulted dividend or redemption obligation; (iii) terminate the Management Agreement and enter into a new management agreement with a management company selected by the holder; and (iv) take any such actions as the Board of Directors may direct.

Information .......................     Until all of the Preferred Stock has
                                        been redeemed, the Issuer will furnish
                                        the holder with (i) monthly consolidated profit and loss statements and monthly profit and loss statements for each property comprising the Hotel Assets,
                                        (ii) quarterly consolidated financial
                                        statements and (iii) any other available financial information it may request.

Conditions to Closing .............     (i)  The holders of the Senior Debt must
                                             consent to the terms of the
                                             Preferred Stock;

                                        (ii) Satisfactory completion of due
                                             diligence by the holder; and

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Columbia Sussex Corporation                            June 14, 2000
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                                        (iii)Final approval of the holder's
                                             investment committee.

Placement Fee .....................     2% of the Stated Amount payable to the
                                        holder upon closing of the Transaction.

Break-Up Fee ......................     50% of any "break-up fee" the Issuer may
                                        be entitled to pursuant to any agreement with Lodgian, Inc.

Transfer of Preferred Stock/RECP's
Interest in the holder ............     RECP shall have the right to transfer
                                        (i) up to 49% of the shares of Preferred
                                        Stock and/or (ii) up to 49% of its
                                        interest in the holder.

Transfer of RECP's Interest in
the Management Company ............     RECP shall not transfer any interest in
                                        the Management Company to a third party
                                        that does not hold the Preferred Stock
                                        or any interest in the holder.

Other Terms .......................     The Preferred Stock purchase agreement
                                        will contain representations,
                                        warranties, closing conditions and
                                        opinion requirements as the holder may
                                        reasonably request; outside counsel to
                                        the Issuer must opine on the validity of the Preferred Stock and the Special
                                        Committee; the Issuer will reimburse the holder for its reasonable legal and other expenses in connection with the issuance of the Preferred Stock; other terms as agreed.